Exhibit 99.1

For Immediate Release

September 6, 2022

Minority Equality Opportunities Acquisition Inc. Announces Merger with Hispanic-Led and founded Cloud Services Company Digerati Technologies

Waxahachie, Texas – The board of directors and management team of Minority Equality Opportunities Acquisition Inc. (NASDAQ: MEOA), the first minority-led special purpose acquisition company, or SPAC, listed on the Nasdaq Capital Market (“NASDAQ”), announced today that it had signed a definitive business combination agreement to merge with Digerati Technologies, Inc. (OTCQB: DTGI) (“Digerati”), a Hispanic-led and founded provider of cloud services specializing in UCaaS (Unified Communications as a Service) solutions for the small to medium-sized business market.

Digerati and MEOA will merge to create a combined company listed on NASDAQ. The all-stock transaction forms a company with an initial equity value of approximately $228 million translating into an enterprise value of approximately $145 million, assuming no redemptions from MEOA’s shareholders.

The current Digerati management team, led by Arthur L. Smith, will continue to run the Company. Corporate directors for the new entity are current Digerati directors and two new directors, including Shawn D. Rochester, President and CEO of MEOA.

“MEOA’s merger announcement with Digerati personifies our mission, vision and purpose,” Mr. Rochester said. “Digerati is a minority founded and led business with (1) a very diverse management team (with its CEO, CFO, and EVP of Sales being of Hispanic ethnicity) that has developed great products and solutions, and staked out a strong competitive position in the marketplace, (2) an employee base that is almost 50% minority and (3) a UCaaS platform that has the ability to help empower over 20 million minority and women owned small businesses through its first-class suite of communications products. In addition to our proposed business combination with Digerati, MEOA’s deep commitment to equity, inclusion, diverse representation and maximizing shareholder value is further exemplified by our use of a diverse spectrum of extraordinary third-party service providers (and teams within service providers) that are owned and or led by African Americans, Asian Americans, Hispanic Americans, and Women.”

“Our merger with MEOA positions Digerati for continued growth in a rapidly expanding and highly fragmented market,” said Arthur L. Smith, CEO of Digerati. “We believe a business combination with MEOA will facilitate the acceleration of our M&A strategy in a market with a healthy pipeline of acquisition targets and contribute to the combined company’s organic growth as we continue providing small to medium-sized businesses with solutions and superior customer service.”

PGP Capital Advisors, LLC and Vaughan Capital Advisors, LLC acted as financial advisors to MEOA and Pryor Cashman LLP acted as legal counsel for MEOA. Maxim Group LLC acted as financial advisor and Lucosky Brookman acted as legal counsel to Digerati in connection with the transaction.

About Minority Equality Opportunities Acquisition Inc.

Minority Equality Opportunities Acquisition Inc. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of Delaware and formed to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with companies that are minority owned, led or founded.

About Digerati Technologies, Inc.

Digerati Technologies, Inc. (OTCQB: DTGI) is a provider of cloud services specializing in UCaaS (Unified Communications as a Service) solutions for the business market. Through its operating subsidiaries NextLevel Internet (NextLevelinternet.com), T3 Communications (T3com.com), Nexogy (Nexogy.com), and SkyNet Telecom (Skynettelecom.net), Digerati is meeting the global needs of small businesses seeking simple, flexible, reliable, and cost-effective communication and network solutions including, cloud PBX, cloud telephony, cloud WAN, cloud call center, cloud mobile, and the delivery of digital oxygen on its broadband network. Digerati has developed a robust integration platform to fuel mergers and acquisitions in a highly fragmented market. as it delivers business solutions on its carrier-grade network and Only in the Cloud™. For more information, please visit www.digerati-inc.com and follow DTGI on LinkedIn, Twitter and Facebook.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Information and Where to Find It

This press release is being made in respect of the proposed business combination transaction involving MEOA and Digerati. The parties intend to file a registration statement on Form S-4 (or such other form as they might determine to be applicable) with the SEC, which will include a proxy statement for MEOA and Digerati shareholders and which will also serve as a prospectus related to offers and sales of the securities of the combined entity (“Pubco”). MEOA will also file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to the stockholders of MEOA and Digerati, seeking required stockholder approval. Before making any voting or investment decision, investors and security holders of MEOA and Digerati are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, the documents filed with the SEC may be obtained free of charge from MEOA’s website at https://www.meoaus.com and from Digerati’s website at https://digerati-inc.com.

Participants in the Solicitation

MEOA, Digerati and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders, in favor of the approval of the merger. Information regarding MEOA’s and Digerati’s directors and executive officers and other persons who may be deemed participants in the solicitation may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of MEOA or Digerati’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MEOA and/or Digerati. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the amount of redemption requests made by MEOA’s public shareholders; NASDAQ’s approval of MEOA’s initial listing application; changes in the assumptions underlying Digerati’s expectations regarding its future business; the effects of competition on Digerati’s future business; and the outcome of judicial proceedings to which Digerati is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Digerati and MEOA presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. Digerati and MEOA anticipate that subsequent events and developments will cause these assessments to change. However, while Digerati and/or MEOA may elect to update these forward-looking statements at some point in the future, each of Digerati and MEOA specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing Digerati’s or MEOA (or their respective affiliates’) assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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